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                                                                    Exhibit 10.1



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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                      ADVANCED ENVIRONMENTAL SYSTEMS, INC.,

                   TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.,

                            HELM CAPITAL GROUP, INC.

                                       AND

                              AES ACQUISITION CORP.

                            DATED AS OF JULY 24, 1998


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1

                                   THE MERGER

   Section 1.1.      The Merger..............................................  1
   Section 1.2.      Effects of the Merger...................................  1
   Section 1.3.      Effective Time of the Merger............................  2
   Section 1.4.      Directors...............................................  2
   Section 1.5.      Officers................................................  2
   Section 1.6.      Tax Consequences........................................  2
   Section 1.7.      Taking of Necessary Action; Further Action..............  2

                                    ARTICLE 2

                               TREATMENT OF SHARES

   Section 2.1.      Effect of the Merger on Capital Stock...................  2
   Section 2.2.      Issuance of New Certificates............................  3

                                    ARTICLE 3

                                   THE CLOSING

   Section 3.1.      Closing.................................................  4

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF AES

   Section 4.1.      Organization and Qualification..........................  4
   Section 4.2.      Subsidiaries; Interests in Other Persons................  4
   Section 4.3.      Capitalization..........................................  4
   Section 4.4.      Authority; Non-Contravention; Statutory Approvals;
                      Compliance.............................................  5
   Section 4.5.      Financial Statements....................................  6
   Section 4.6.      Absence of Certain Changes or Events....................  6
   Section 4.7.      Litigation..............................................  7
   Section 4.8.      Tax Matters.............................................  7
   Section 4.9.      Employee Matters........................................  8
   Section 4.10.     Environmental Protection................................  9
   Section 4.11.     Vote Required........................................... 10
   Section 4.12.     Contracts............................................... 10
   Section 4.13.     Intellectual Property................................... 10
   Section 4.14.     Brokers................................................. 11

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF TELETRAK AND HELM

   Section 5.1.      Organization and Qualification.......................... 11
   Section 5.2.      Subsidiaries; Interests in Other Persons................ 11
   Section 5.3.      Capitalization.......................................... 12
   Section 5.4.      Authority; Non-Contravention; Statutory Approvals;
                      Compliance............................................. 12
   Section 5.5.      Reports and Financial Statements........................ 13
   Section 5.6.      Absence of Certain Changes or Events.................... 14
   Section 5.7.      Litigation.............................................. 14
   Section 5.8.      Tax Matters............................................. 14
   Section 5.9.      Employee Matters........................................ 15
   Section 5.10.     Environmental Protection................................ 16
   Section 5.11.     Contracts............................................... 16
   Section 5.12.     Intellectual Property................................... 16
   Section 5.13.     Brokers................................................. 16
   Section 5.14.     Interested Party Transactions........................... 17
   Section 5.15.     Vote Required........................................... 17


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                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE MERGER

   Section 6.1.      Covenants of the Parties................................ 17

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

   Section 7.1.   Access to Information...................................... 19
   Section 7.2.   Regulatory Matters......................................... 20
   Section 7.3.   Public Announcements....................................... 20
   Section 7.4.   No Solicitations........................................... 20
   Section 7.5.   Teletrak Board of Directors................................ 21
   Section 7.6.   Related Transactions....................................... 21
   Section 7.7.   Stock Split; Distribution; Name Change;
                   Filing of Information Statement........................... 21
   Section 7.8.   Expenses................................................... 22
   Section 7.9.   Best Efforts............................................... 22

                                 ARTICLE 8

                                CONDITIONS

   Section 8.1.   Conditions to Each Party's Obligation to Effect The Merger. 22
   Section 8.2.   Conditions to Obligation of Teletrak to Effect the Merger.. 23
   Section 8.3.   Conditions to Obligation of AES to Effect the Merger....... 23

                                ARTICLE 9

                     TERMINATION, AMENDMENT AND WAIVER

   Section 9.1.   Termination................................................ 24
   Section 9.2.   Effect of Termination...................................... 25
   Section 9.3.   Amendment.................................................. 25
   Section 9.4.   Waiver..................................................... 25

                                ARTICLE 10

                             INDEMNIFICATION.

   Section 10.1.  Teletrak and Helm Indemnification.......................... 25
   Section 10.2.  AES Indemnification........................................ 26
   Section 10.3.  Procedures for Indemnification............................. 26

                                ARTICLE 11

                            GENERAL PROVISIONS

   Section 11.1.  Survival................................................... 26
   Section 11.2.  Notices.................................................... 26
   Section 11.3.  Miscellaneous.............................................. 27
   Section 11.4.  Interpretation; Definitions................................ 27
   Section 11.5.  Counterparts; Effect....................................... 28
   Section 11.6.  Enforcement................................................ 28
   Section 11.7.  No Third Party Beneficiaries............................... 28
   Section 11.8.  Assignment................................................. 28

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      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 24,
1998, by and between Advanced Environmental Systems, Inc., a Massachusetts corporation ("AES"), Teletrak Advanced Technology Systems, Inc., a Delaware corporation ("Teletrak"), Helm Capital Group, Inc., a Delaware corporation and majority shareholder of Teletrak ("Helm") and AES Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Teletrak ("Acquisition Sub").

      WHEREAS, Teletrak and AES have determined to engage in a business combination;

      WHEREAS, in furtherance thereof, the respective Boards of Directors of AES, Teletrak and Acquisition Sub, and Teletrak acting as the sole shareholder of Acquisition Sub, have approved the merger of Acquisition Sub with and into AES (the "Merger"), upon the terms and conditions set forth in this Agreement;

      WHEREAS, the respective Boards of Directors of AES and Teletrak have each determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective corporations and their respective shareholders and have adopted resolutions approving the Merger and the adoption of this Agreement in order to advance the long-term business interests of Teletrak and AES; and

      WHEREAS, it is intended that the parties hereto and their respective shareholders recognize no gain or loss for United States Federal income tax purposes as a result of the consummation of the Merger.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Acquisition Sub shall be merged with and into AES in accordance with the provisions of the Massachusetts Business Corporation Law (the "MBCL"). Following the Effective Time, the separate existence of Acquisition Sub shall cease and AES shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Massachusetts.

      Section 1.2. EFFECTS OF THE MERGER. At the Effective Time, (i) the articles of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation unless and until thereafter amended as provided by applicable law or such articles of incorporation, and (ii) the by-laws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation unless and until thereafter amended as provided by applicable law, the articles of



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incorporation of the Surviving Corporation or such by-laws. Subject to the foregoing, additional effects of the Merger shall be as provided by the applicable provisions of the MBCL.

      Section 1.3. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, on or as soon as practicable after the Closing Date (as defined in Section 3.1 hereof), articles of merger (the "Articles of Merger") complying with the requirements of the MBCL shall be executed by AES and Acquisition Sub and shall be filed with the Secretary of State of the State of Massachusetts. The parties hereto shall make all such other filings or recordings in connection with the Merger when and as required under the MBCL and other applicable law. The Merger shall become effective at the time the Articles of Merger are duly filed with the Secretary of State of the State of Massachusetts, or at such later time or date specified in the Articles of Merger as Teletrak and AES shall agree (the time and date that the Merger becomes effective being hereinafter referred to as the "Effective Time").

      Section 1.4. DIRECTORS. The individuals set forth on Schedule 1.4 hereto shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.5. OFFICERS. The individuals set forth on Schedule 1.5 hereto shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.6. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      Section 1.7. TAKING NECESSARY ACTION; FURTHER ACTION. Each of Teletrak, Acquisition Sub and AES will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession of all assets, property, rights, privileges, powers and franchises of AES, the officers and directors of AES, Teletrak and Acquisition Sub immediately prior to the Effective Time are hereby fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2

                              TREATMENT OF SHARES

      Section 2.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of the capital stock of AES or Acquisition Sub:

            (i) CONVERSION OF AES COMMON STOCK. Each issued and outstanding share of Common Stock, no par value per share, of AES ("AES Common Stock") shall be converted into the right to receive 375 (the "Ratio") fully paid and non-assessable shares of common stock, par value $.001 per share, of Teletrak ("Teletrak Common Stock").


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        All such shares of AES Common Stock, when so converted, shall no longer be outstanding and shall be cancelled and retired and cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Teletrak Common Stock to be issued in accordance with the Ratio upon the surrender of such certificate in accordance with Section 2.2 hereof.

            (ii) TREATMENT OF ACQUISITION SUB STOCK. Each issued and outstanding share of common stock, par value $.001, of Acquisition Sub shall be converted into and become one fully paid and non-assessable share of Common Stock, par value $.001, of the Surviving Corporation.

      Section 2.2.  ISSUANCE OF NEW CERTIFICATES.

      (a) ISSUANCE PROCEDURES. As soon as practicable after the Effective Time, Teletrak shall deliver to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of AES Common Stock ("Cancelled AES Shares") that were cancelled and became instead the right to receive shares of Teletrak Common Stock pursuant to Section 2.1(i) hereof ("Teletrak Shares")
(i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the exchange agent appointed by the agreement of AES and Teletrak (the "Exchange Agent") and shall be in a form and have such other provisions as Teletrak and AES may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates representing Cancelled AES Shares in exchange for certificates representing Teletrak Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by the agreement of Teletrak and AES), together with a duly executed letter of transmittal and such other customary documents as may be required by the aforesaid instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Teletrak shall issue certificates evidencing that number of Teletrak Shares which such holder has the right to receive in accordance with the Ratio in respect of the Cancelled AES Shares formerly represented by such Certificate and the Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time on and after the Effective Time to represent only the right to receive upon such surrender the number of Teletrak Shares into which the Cancelled AES Shares represented by such Certificate shall have been converted pursuant to Section 2.1(i) hereof.

      (b) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Teletrak Shares as may be required pursuant to Section 2.1(i) hereof; PROVIDED, HOWEVER, that Teletrak may, in its discretion, require the owner of such lost, stolen or destroyed Certificates to deliver a bond as indemnity against any claim that may be made against Teletrak or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


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                                   ARTICLE 3

                                  THE CLOSING

      Section 3.1. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Teletrak, at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE 8 hereof is fulfilled or duly waived, or at such other time, date and place as AES and Teletrak shall mutually agree (the "Closing Date").

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AES

      AES represents and warrants to Teletrak and Acquisition Sub as follows:

      Section 4.1.  ORGANIZATION AND QUALIFICATION.  Except as set forth on
Schedule 4.1 hereto, AES is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. AES is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of AES (a "AES Material Adverse Effect") or prevent or materially delay the consummation of the Merger. True and complete copies of the articles of incorporation and by-laws of AES, as in full effect on the date hereof, have been furnished to Teletrak.

      Section 4.2. SUBSIDIARIES; INTERESTS IN OTHER PERSONS. There are no AES Subsidiaries or any other Persons (as defined in Section 10.5 hereof) in which AES has a significant equity or other ownership interest. All of the issued and outstanding shares of capital stock of each AES Subsidiary are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned by AES free and clear of any liens, claims, encumbrances, security interests, equities, charges (collectively, "Liens") or limitations on AES's voting rights, voting trusts or proxies.

      Section 4.3. CAPITALIZATION. The authorized capital stock of AES consists solely of 200,000 shares of common stock, no par value. As of the close of business on December 31, 1997, there were issued and outstanding 10,000 shares of AES Common Stock. There are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating AES to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment (collectively, "Equity Commitments"). All of the issued and outstanding shares of capital stock of AES are, and will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive


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rights. There are no bonds, debentures, notes or other indebtedness of AES having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of AES may vote. Except as set forth above, since December 31, 1997, no shares of capital stock or other voting securities of AES were issued, reserved for issuance, issuable or outstanding.

      Section 4.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

      (a) AUTHORITY. AES has all requisite power and authority to execute and deliver this Agreement, and, subject to the AES Shareholders' Approval (as defined in Section 4.11 hereof) and the AES Statutory Approvals (as defined in Section 4.4(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by AES of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AES, subject only to obtaining the AES Shareholders' Approval. This Agreement has been duly and validly executed and delivered by AES and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of AES enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Board of Directors of AES has determined that it is advisable and in the best interest of AES's shareholders and AES for AES to effect the Merger upon the terms and conditions of this Agreement and has unanimously approved and recommended that AES's shareholders approve and adopt this Agreement and the Merger.

      (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by AES does not, and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of AES or any of the AES Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to AES, and such term when used in ARTICLE 5 hereof having a correlative meaning with respect to Teletrak) pursuant to or under (i) except as provided in Section 1.2 hereof, the articles of incorporation, by-laws or similar constituent documents of AES,
(ii) subject to obtaining the AES Statutory Approvals and the receipt of the AES Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license (collectively, "Legal Requirements") of any Governmental Authority (as defined in Section 4.4(c) hereof) applicable to AES or (iii) subject to obtaining any necessary third-party consents (the "AES Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, contract, lease or other instrument or agreement (collectively, "Contracts") to which AES is a party or by which it or any of its properties or assets may be bound or affected, except for Violations that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect or prevent or materially delay the consummation of the Merger.


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      (c) STATUTORY APPROVALS. Other than for the filing and recordation of appropriate merger or other documents as required by the MBCL, no declaration, filing or registration with, or notice to or authorization, consent or approval (collectively, "Governmental Filings and Approvals") of any court, Federal, state, local, foreign or transnational governmental or regulatory agency, body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by AES or the consummation by AES of the transactions contemplated hereby, except where the failure to make or obtain such Governmental Filings and Approvals could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect or prevent or materially delay the consummation of the Merger (the "AES Statutory Approvals").

      (d) COMPLIANCE. AES is in compliance with all Legal Requirements of any Governmental Authority applicable to its business and operations, except for instances of noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect or prevent or materially delay the consummation of the Merger. AES has in effect all permits, licenses, franchises and other similar governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct its business as presently conducted, except for the failure to have such Permits that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect. There has occurred no default under any Permit, except for defaults under Permits that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect. No investigation or review by any Governmental Authority with respect to AES is pending or, to the best knowledge of AES, threatened, nor has any Governmental Authority indicated an intention to conduct any investigation or review, other than, in each case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect or prevent or materially delay the consummation of the Merger.

      Section 4.5. FINANCIAL STATEMENTS. The audited consolidated financial statements for the fiscal years ended December 31, 1996 and 1997of AES have been prepared in accordance with United States generally accepted accounting principles ("GAAP") then in effect (except as may be indicated therein or in the notes thereto) applied on a consistent basis and fairly present in all material respects the financial position of AES as of the date thereofs and the results of its operations, cash flows and shareholders' equity for the periods then ended. Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet furnished to Teletrak and that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect, AES does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of AES or in the notes thereto. The unauditied June 30, 1998 financial statements fairly present in all material respects the financial position of AES as and the date thereof and the results of its operations for the period then ended.


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      Section 4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31,
1996, AES has conducted its business only in the ordinary course of business consistent with past practice and there has not been, insofar as reasonably can be foreseen, (i) a AES Material Adverse Effect; (ii) any damage to, destruction or loss of any asset of AES (whether or not covered by insurance) that could reasonably be expected to result in a AES Material Adverse Effect;
(iii) any material change by AES in its accounting methods, principles or practices; (iv) any revaluation by AES of any of its assets having a AES Material Adverse Effect; (v) any other action or event that would have required the consent of Teletrak pursuant to ARTICLE 6 hereof had such action or event occurred after the date of this Agreement and that could, individually or in the aggregate, reasonably be expected to have a AES Material Adverse Effect; (vi) any sale of a material amount of property or capital stock of AES, except in the ordinary course of business; (vii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of AES's capital stock; (viii) any repurchase, redemption, split, combination or reclassification of any of AES's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (ix) (A) any granting by AES to any officer of AES of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements, (B) any granting by AES to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements or (C) any entry by AES into any employment, severance or termination agreement with any officer.

      Section 4.7. LITIGATION. There is no claim, suit, action or proceeding (collectively, "Legal Proceedings") pending or, to the best knowledge of AES, threatened against, relating to or affecting AES, except those that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, relating to or affecting AES having, or which could reasonably be expected to have, any such effects.

      Section 4.8.  TAX MATTERS

      (a) "Taxes", as used in this Agreement, means any United States Federal, state, county, local, transnational or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return", as used in this Agreement, means report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of Persons that includes AES, or Teletrak or any of its Subsidiaries, as the case may be.

      (b) (i) AES has filed (or there has been filed on its behalf) all material Tax Returns required to be filed by it under applicable law and all such Tax Returns were and are in


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all material respects complete and correct and were filed on a timely basis,
(ii) AES has, within the time and in the manner prescribed by applicable law, paid all Taxes that were due and payable except for those contested in good faith and for which adequate reserves have been taken, and except where any failure to make such payment would not be reasonably likely to have a AES Material Adverse Effect, (iii) AES has established on its books and records reserves adequate to pay all unpaid Taxes in accordance with GAAP, (iv) AES has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, customer, creditor or other Person, except where any failure to make such withholding would not be reasonably likely to have a AES Material Adverse Effect, (v) AES has not executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (vi) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of AES, and there is (A) no deficiency for any Taxes proposed, asserted or assessed against AES that has not been resolved and paid in full and (B) no dispute or claim concerning any Tax liability of AES either (x) claimed or raised in writing by any Governmental Authority or (y) as to which any officer, director or employee of AES who is responsible for Tax matters has knowledge and (vii) AES has no liability for Taxes of any Person other than AES, as a transferee or successor, by contract, or otherwise.

      Section 4.9.  EMPLOYEE MATTERS.

      (a) EMPLOYEE BENEFIT PLANS. There are no material employee benefit, welfare or compensation plans or arrangements (written or oral) covering current or former directors, officers of employees of AES ("AES Employee Plans"). True, correct and complete copies of all written AES Employee Plans have been provided to Teletrak.

      (b) PAYMENTS RESULTING FROM MERGER. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay, "change of control payment" (including any gross-up payments) or otherwise) becoming due from AES or any successor thereof to any officer, employee, former employee or director thereof.

      (c) LABOR AGREEMENTS. AES is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of AES, there is no current union representation question involving employees of AES, nor does AES know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. (i) There is no unfair labor practice, employment discrimination or other material complaint against AES pending, or to the best knowledge of AES, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of AES, threatened, against or involving AES, and (iii) there is no Legal Proceeding pending or, to the best knowledge of AES, threatened, in respect of which any director, officer, employee or agent of AES is or may be entitled to claim indemnification from AES pursuant to its articles of incorporation or by-laws or other similar constituent documents or as provided in any indemnification agreements.

      Section 4.10.  ENVIRONMENTAL PROTECTION.

      (a) COMPLIANCE; PERMITS. AES is in compliance with all applicable Environmental Laws (as defined in Section 4.10(e)(ii) hereof), except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect. AES has obtained or has applied for all material environmental, health and safety Permits (collectively, the "Environmental Permits") necessary for the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency or other governmental approval, and AES is in compliance with all terms and conditions of the Environmental Permits, except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      (b) ENVIRONMENTAL CLAIMS. To the best knowledge of AES, there is no Environmental Claim (as defined in Section 4.10(e)(i) hereof) pending (i) against AES, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed by AES either contractually or by operation of law, or (iii) against any real or personal property or operations which AES owns, leases or manages, in whole or in part, except for any such Claims which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      (c) RELEASES. There has been no Release (as defined in Section 4.10(e)(iv) hereof) of any Hazardous Material (as defined in Section 4.10(e)(iii) hereof) that could be reasonably likely to form the basis of any Environmental Claim against AES, or against any Person whose liability for any Environmental Claim has been retained or assumed by AES either contractually or by operation of law, except for any Releases which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      (d) PREDECESSORS. AES has no knowledge, with respect to any predecessor of AES, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim, except for those which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      (e)  As used in this Agreement:

           (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (or any Governmental Authority) alleging potential liability (including liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by AES (for purposes of this Section 4.10), or by Teletrak or any of its subsidiaries (for purposes of Section 5.10 hereof); or (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "Environmental Laws" means all Federal, state, transnational, foreign, or local Legal Requirements relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, Legal Requirements relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           (iii) "Hazardous Materials" means any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof, (2) natural gas, synthetic gas and any mixtures thereof, (3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

           (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

      Section 4.11. VOTE REQUIRED. The approval of this Agreement by the holders of two-thirds (2/3) of the outstanding shares of AES Common Stock (the "AES Shareholders' Approval") is the only vote of the holders of any of the capital stock of AES required to approve this Agreement, the Merger and the other transactions contemplated hereby.

      Section 4.12. CONTRACTS. Except as set forth on Schedule 4.12 hereto and copies of which were delivered to Teletrak, there are no Contracts that are material to the business, financial condition or results of operations of AES. AES is not in violation of or default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      Section 4.13. INTELLECTUAL PROPERTY. AES owns or is validly licensed or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other intellectual property rights and computer programs that are material to the conduct of the business of AES as now operated (collectively, "AES Intellectual Property Rights"). (i) No claims are pending or, to the best knowledge of AES, threatened that AES is infringing or otherwise adversely affecting the material rights of any Person and (ii) to the best knowledge of AES, no Person is infringing the rights of AES with respect to any material item of AES Intellectual Property Rights.

      Section 4.14. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF TELETRAK AND HELM

      Teletrak and Helm, jointly and severally, represent and warrant to AES as follows:

      Section 5.1.  ORGANIZATION AND QUALIFICATION. Except as set forth on
Schedule 5.1 hereto, each of Teletrak, Helm and each of the Teletrak Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Each of Teletrak, Helm and the Teletrak Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of Teletrak (a "Teletrak Material Adverse Effect") or of Helm (a "Helm Material Adverse Effect") or prevent or materially delay the consummation of the Merger. True and complete copies of the certificate of incorporation and by-laws of Teletrak, as in full effect on the date hereof, have been furnished to AES.

      Section 5.2. SUBSIDIARIES; INTERESTS IN OTHER PERSONS. Schedule 5.2 hereto sets forth a true and complete list of all Teletrak Subsidiaries and other Persons in which Teletrak has a significant equity or other ownership interest, including the name, state or country of organization of each such Subsidiary or other Person and Teletrak's interest therein. Except as set forth on Schedule 5.2, all of the issued and outstanding shares of capital stock of each Teletrak Subsidiary are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned by Teletrak free and clear of any Liens or limitations on Teletrak's voting rights, voting trusts or proxies and there are no Equity Commitments in respect of such Subsidiaries' capital stock. With respect to any Person in which Teletrak has an interest that is not a Teletrak Subsidiary (i) except as set forth on
Schedule 5.2, neither Teletrak nor any Teletrak Subsidiary is liable, directly or indirectly, for any obligations or liabilities of any such Person; and (ii) neither Teletrak nor any Teletrak Subsidiary is obligated to redeem or otherwise acquire any shares of such Person or to provide funds to or make any investments in such Person in the form of loans, capital contributions or guarantees.

      Section 5.3. CAPITALIZATION. As of October 31, 1997, the authorized capital stock of Teletrak consists solely of 80,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share (the "Teletrak Preferred Stock"). As of the close of business on December 31, 1997, (i) there were issued and outstanding 30,229,268 shares of Teletrak Common Stock and no shares of Teletrak Preferred Stock, and (ii) no shares of Teletrak Common Stock were held in treasury or by subsidiaries. Except as set forth on Schedule 5.3 hereto, there are no outstanding Equity Commitments in respect of any of the capital stock or other voting securities of Teletrak. All of the issued and outstanding shares of capital stock of Teletrak are, and any shares of Teletrak Common Stock issued pursuant to Teletrak Equity Commitments, will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding stock appreciation rights of Teletrak or other rights of Teletrak redeemable for cash. Except as set forth on Schedule 5.3, there are no bonds, debentures, notes or other indebtedness of Teletrak having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Teletrak may vote. Except as set forth above, since December 31, 1997, no shares of capital stock or other voting securities of Teletrak were issued, reserved for issuance, issuable or outstanding.

      Section 5.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

      (a) AUTHORITY. Each of Teletrak, Helm and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement, and, subject to the Teletrak Statutory Approvals (as defined in Section 5.4(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Teletrak, Helm and Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Teletrak, Helm and Acquisition Sub, subject to obtaining the Teletrak Shareholders' Approval with respect to the transactions contemplated by Section 7.7 hereof. This Agreement has been duly and validly executed and delivered by Teletrak, Helm and Acquisition Sub, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Teletrak, Helm and Acquisition Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Boards of Directors of Teletrak, Helm and Acquisition Sub have determined that it is advisable and in the best interest of Teletrak's and Acquisition Sub's shareholders and Teletrak and Acquisition Sub for Teletrak and Acquisition Sub to effect the Merger upon the terms and conditions of this Agreement.

      (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by Teletrak, Helm and Acquisition Sub does not, and the consummation of the transactions contemplated hereby will not result in a Violation pursuant to or default under (i) the certificate of incorporation, by-laws or similar constituent documents of Teletrak, Helm or any of the Teletrak Subsidiaries,
(ii) subject to obtaining the Teletrak Statutory Approvals, any Legal Requirement of any Governmental Authority applicable to Teletrak, Helm or any of the Teletrak Subsidiaries or (iii) subject to obtaining any necessary third-party consents (the "Teletrak Required Consents"), any Contract to which Teletrak, Helm or any of the Teletrak Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except for Violations that could not, individually or in the aggregate, reasonably be expected to result in a

Teletrak Material Adverse Effect, a Helm Material Adverse Effect or prevent or materially delay the consummation of the Merger.

      (c) STATUTORY APPROVALS. Other than for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Blue Sky Laws, and the filing and recordation of appropriate merger or other documents as required by the MBCL, no Governmental Filings and Approvals of any Governmental Authority is necessary for the execution and delivery of this Agreement by Teletrak or Helm or the consummation by Teletrak or Helm of the transactions contemplated hereby, except where the failure to make or obtain such Governmental Filings and Approvals could not, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect, a Helm Material Adverse Effect or prevent or materially delay the consummation of the Merger (the "Teletrak Statutory Approvals").

      (d) COMPLIANCE. Teletrak and the Teletrak Subsidiaries are in compliance with all Legal Requirements of any Governmental Authority applicable to its business and operations, except for instances of noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect or prevent or materially delay the consummation of the Merger. Teletrak and the Teletrak Subsidiaries have in effect all Permits necessary to conduct their businesses as presently conducted, except for the failure to have such Permits that could not, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect. There has occurred no default under any Permit, except for defaults under Permits that could not, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect. No investigation or review by any Governmental Authority with respect to Teletrak is pending or, to the best knowledge of Teletrak, threatened, nor has any Governmental Authority indicated an intention to conduct any investigation or review, other than, in each case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect or prevent or materially delay the consummation of the Merger.

      Section 5.5. REPORTS AND FINANCIAL STATEMENTS. All filings required to be made, or otherwise made, by Teletrak since January 1, 1995 through the date hereof under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, have been filed with the Securities and Exchange Commission (the "SEC"), including all forms, statements, reports and other documents (as such documents may have since the time of their filing been amended or supplemented through the date hereof, the "Teletrak SEC Reports"). As of their respective filing dates, the Teletrak SEC Reports (i) complied in all material respects with the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent so required by applicable law, such Teletrak SEC Reports have been subsequently updated and/or amended. Teletrak "meets the requirements for use of Form S-3" as such phrase is used in Instruction C of Form S-3 under the Securities Act and qualifies as an "inactive entity" as defined in Rule 3-11 of SEC Regulation S-X. The consolidated financial statements and interim financial statements of Teletrak included in the Teletrak SEC Reports complied as to form in all material respects with applicable accounting rules and regulations of the SEC in respect thereto then in effect, have been prepared in accordance with GAAP then in effect (except as may be indicated therein or in the notes thereto) applied on a consistent basis and fairly present in all material respects the consolidated financial positions of Teletrak and the Teletrak Subsidiaries as of the dates thereof and the consolidated results of its operations, cash flows and shareholders' equity for the periods then ended, subject, in the case of the interim financial statements, to normal, recurring audit adjustments which were not material in amount. Teletrak does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

      Section 5.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly contemplated by this Agreement and except as set forth on Schedule
5.6 hereto, since December 31, 1996, Teletrak and each of the Teletrak Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, insofar as reasonably can be foreseen, (i) a Teletrak Material Adverse Effect; (ii) any material change by Teletrak in its accounting methods, principles or practices; (iii) any other action or event that would have required the consent of AES pursuant to ARTICLE 6 hereof had such action or event occurred after the date of this Agreement and that could, individually or in the aggregate, reasonably be expected to result in a Teletrak Material Adverse Effect; (iv) any sale of capital stock of Teletrak or any of the Teletrak Subsidiaries; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Teletrak's capital stock; (vi) any repurchase, redemption, split, combination or reclassification of any of Teletrak's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(vii) (A) any granting by Teletrak to any officer of Teletrak of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Teletrak SEC Reports, (B) any granting by Teletrak to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Teletrak SEC Reports or (C) any entry by Teletrak into any employment, severance or termination agreement with any officer.

      Section 5.7. LITIGATION. Except as set forth on Schedule 5.7 hereto, there is no Legal Proceeding pending or, to the best knowledge of Teletrak, threatened against, relating to or affecting Teletrak or any of the Teletrak Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, relating to or affecting Teletrak or any of the Teletrak Subsidiaries.

      Section 5.8.  TAX MATTERS.  Except as set forth on Schedule 5.8 hereto:
(i) Teletrak and each of the Teletrak Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law and all such Tax Returns were and are in all material respects complete and correct and were filed on a timely basis,
(ii) Teletrak and each of the Teletrak Subsidiaries have, within the time and in the manner prescribed by applicable law, paid all Taxes that were due and payable except for those contested in good faith and for which adequate reserves have been taken, and except where any failure to make such payment would not be reasonably likely to have a Teletrak Material Adverse Effect,
(iii) Teletrak and the Teletrak Subsidiaries have established on their books and records reserves adequate to pay all unpaid Taxes in accordance with GAAP, (iv) Teletrak and each of the Teletrak Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, customer, creditor or other Person, except where any failure to make such withholding would not be reasonably likely to have a Teletrak Material Adverse Effect,
(v) neither Teletrak nor any of the Teletrak Subsidiaries has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (vi) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Teletrak or any of the Teletrak Subsidiaries, and there is (A) no deficiency for any Taxes proposed, asserted or assessed against Teletrak or any of the Teletrak Subsidiaries that has not been resolved and paid in full and (B) no dispute or claim concerning any Tax liability of Teletrak or any Subsidiary either (x) claimed or raised in writing by any Governmental Authority or (y) as to which any officer, director or employee of Teletrak or any Subsidiary who is responsible for Tax matters has knowledge, and (vii) neither Teletrak nor any of the Teletrak Subsidiaries has any liability for Taxes of any Person other than Teletrak and the Teletrak Subsidiaries as a transferee or successor, by contract, or otherwise.

      Section 5.9.  EMPLOYEE MATTERS

      (a) EMPLOYEE BENEFIT PLANS. There are no material employee benefit, welfare or compensation plans or arrangements (written or oral) covering former or current officers, directors or employees of Teletrak or its Subsidiaries.

      (b) PAYMENTS RESULTING FROM MERGER. (i) Other than as expressly contemplated by this Agreement, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay, "change of control payment" (including any gross-up payments) or otherwise) becoming due from Teletrak or any of the Teletrak Subsidiaries or any successor thereto to any officer, employee, former employee or director thereof.

      (c) LABOR AGREEMENTS. Neither Teletrak nor any of the Teletrak Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Teletrak, there is no current union representation question involving employees of Teletrak or any of the Teletrak Subsidiaries, nor does Teletrak know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. There is no unfair labor practice, employment discrimination or other material complaint against Teletrak or any of the Teletrak Subsidiaries pending, or to the best knowledge of Teletrak, threatened and there is no Legal Proceeding pending or, to the best knowledge of Teletrak, threatened, in respect of which any director, officer, employee or agent of Teletrak or any of the Teletrak Subsidiaries is or may be entitled to claim indemnification from Teletrak or such Subsidiary pursuant to their respective certificates of incorporation or by-laws or other similar constituent documents or as provided in any indemnification agreements.

      Section 5.10. ENVIRONMENTAL PROTECTION

      (a) COMPLIANCE; PERMITS.  Teletrak and each of the Teletrak
Subsidiaries is in compliance with all applicable Environmental Laws.

      (b) ENVIRONMENTAL CLAIMS. To the best knowledge of Teletrak, there is no

Environmental Claim pending (i) against Teletrak or any of the Teletrak Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed by Teletrak or any of the Teletrak Subsidiaries either contractually or by operation of law, or (iii) against any real or personal property or operations which Teletrak or any of the Teletrak Subsidiaries owns, leases or manages, in whole or in part.

      (c) RELEASES. There has been no Releases of any Hazardous Material that could be reasonably likely to form the basis of any Environmental Claim against Teletrak or any of the Teletrak Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed by Teletrak or any of the Teletrak Subsidiaries either contractually or by operation of law.

      (d) PREDECESSORS. Teletrak has no knowledge, with respect to any predecessor of Teletrak or any of the Teletrak Subsidiaries, of any Environmental Claim.

      Section 5.11. CONTRACTS. There are no Contracts that are material to the business, financial condition or results of operations of Teletrak. Neither Teletrak nor any of the Teletrak Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound.

      Section 5.12. INTELLECTUAL PROPERTY. Teletrak or a Teletrak Subsidiary owns or is validly licensed or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other intellectual property rights and computer programs that are material to the conduct of the business of Teletrak and the Teletrak Subsidiaries as now operated, taken as a whole (collectively, "Teletrak Intellectual Property Rights"). No claims are pending or, to the best knowledge of Teletrak, threatened that Teletrak or a Teletrak Subsidiary is infringing or otherwise adversely affecting the material rights of any Person and to the best knowledge of Teletrak, no Person is infringing the rights of Teletrak or any Teletrak Subsidiary with respect to any material item of Teletrak Intellectual Property Rights.

      Section 5.13. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

      Section 5.14. INTERESTED PARTY TRANSACTIONS. Except as contemplated by this Agreement and except as set forth on Exhibit 5.6, no event has occurred that would be required to be reported as a Certain

      Relationship or Related Transaction pursuant to Item 404 of
Regulation S-K promulgated by the SEC.

      Section 5.15. VOTE REQUIRED. The approval of the transactions described in Section 7.7 hereof by the holders of a majority of the outstanding shares of Teletrak Common Stock (the "Teletrak Shareholders' Approval") has been obtained by written consent in the form of Exhibit A hereto and is the only vote of the holders of any capital stock required to approve this Agreement, the Merger and the other transactions contemplated hereby. Helm is the beneficial owner of a majority of the Teletrak Common Stock and covenants and agrees, to the extent such consent or vote is legally required, to consent or vote in favor of the adoption of this Agreement, the Merger and the other transactions contemplated hereby.

                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE MERGER

      Section 6.1. COVENANTS OF THE PARTIES. From the date hereof and through the Effective Time or the earlier termination of this Agreement in accordance with ARTICLE 9 hereof, AES and Teletrak each agree, each as to itself and as to each of the Teletrak Subsidiaries, and Helm agrees as to Teletrak and the Teletrak Subsidiaries as the case may be, as follows, except as expressly permitted or contemplated by this Agreement by Sections 7.6 and
7.7 hereto, or to the extent the other parties hereto shall otherwise consent in writing:

      (a) ORDINARY COURSE OF BUSINESS. AES and Teletrak shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual and ordinary course, consistent with past practice, and use all commercially reasonable efforts to preserve intact their present business organizations, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Neither AES nor Teletrak shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of AES, to AES and in the case of Teletrak, to Teletrak and the Teletrak Subsidiaries.

      (b) CHARTER DOCUMENTS. Neither AES nor Teletrak shall amend or propose to amend its respective certificate or articles of incorporation, or by-laws except as expressly contemplated in this Agreement.

      (c) NO ACQUISITIONS. Neither AES nor Teletrak shall, nor shall either of them permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any Person, nor shall any party acquire or agree to acquire a material amount of assets of any other Person other than in the ordinary course of business consistent with past practice.

      (d) ACCOUNTING. Neither AES nor Teletrak shall, nor shall either of them permit any of its Subsidiaries to, make any changes in their accounting methods or practices, except as required by law, rule, regulation or GAAP.

      (e) TAX-FREE STATUS. Neither AES nor Teletrak shall, nor shall either of them permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

      (f) AFFILIATE TRANSACTIONS. Except as expressly contemplated by this Agreement, neither AES nor Teletrak shall, nor shall either of them permit any of its Subsidiaries to, enter into any material agreement or arrangement with any of their respective officers, directors, Affiliates or Associates (other than wholly-owned Subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

      (g) COOPERATION, NOTIFICATION. Each party shall, and shall cause its Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of AES, a AES Material Adverse Effect or, in the case of Teletrak, a Teletrak Material Adverse Effect; and
(iv) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any court or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

      (h) THIRD-PARTY CONSENTS. AES shall use all commercially reasonable efforts to obtain all AES Required Consents. AES shall promptly notify Teletrak of any failure or prospective failure to obtain any such consents and, if requested by Teletrak, shall provide copies of all AES Required Consents obtained by AES to Teletrak. Teletrak shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all Teletrak Required Consents. Teletrak shall promptly notify AES of any failure or prospective failure to obtain any such consents and, if requested by AES, shall provide copies of all Teletrak Required Consents obtained by Teletrak to AES.

      (i) NO BREACH, ETC. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, or in any of its representations and warranties set forth in this Agreement, being untrue on and as of the Closing Date.

      (j) DIVIDENDS. Neither AES nor Teletrak shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock.

      (k) ISSUANCE OF SECURITIES. Neither AES nor Teletrak shall issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities.

      (l) CAPITAL EXPENDITURES. Teletrak shall not, nor shall Teletrak permit any of its Subsidiaries to, make any capital expenditures.

      (m) CONTRACTS. Neither AES nor Teletrak shall, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material Contract to which such party or any of its Subsidiaries is a party or waive, release or assign any material rights or claims.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

      Section 7.1. ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns), to make such investigation as each party shall reasonably request (including the ability to have discussions with suppliers and customers of each party) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the Food and Drug Administration, or any other Federal, state or foreign regulatory agency or commission, and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, between AES and Teletrak, as it may be amended from time to time (the "Confidentiality Agreement").

      Section 7.2. REGULATORY MATTERS.

      REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to file and obtain all Governmental Filings and Approvals of all Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the AES Statutory Approvals and the Teletrak Statutory Approvals.

      Section 7.3. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and securities association listing applications, AES, Helm and

Teletrak will consult and cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

      Section 7.4.  NO SOLICITATIONS.

      (a) Prior to the Effective Time and consummation of the other transactions contemplated by this Agreement, Helm, Teletrak and AES shall not, and each shall not authorize or permit any of its Representatives, directly or indirectly, (i) to initiate, solicit or encourage (including by way of furnishing information), or take any action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Business Combination Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding, or provide any non-public information to any Person relating to, any Business Combination Proposal (iii) agree to, approve or recommend any Business Combination Proposal. For purposes of this Agreement, "Business Combination Proposal" means any proposal or offer from any Person (other than a party hereto) relating to any direct or indirect acquisition or purchase of 20% or more of the assets or 20% or more of any class of outstanding equity securities of Teletrak or AES, as the case may be, any tender offer or exchange offer which, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Teletrak or AES, as the case may be, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Teletrak or AES, as the case may be, other than the transactions contemplated by this Agreement.

      (b) In addition to the obligations of Teletrak and AES set forth in paragraph (a) of this Section 7.4, Teletrak or AES, as the case may be, shall immediately advise the other party hereto orally and in writing (within 24 hours after the receipt thereof) of any request for confidential information or of any Business Combination Proposal or any inquiry regarding the making of a Business Combination Proposal and the material terms and the conditions of such request, Business Combination Proposal or inquiry. Teletrak or AES, as the case may be, will, to the extent reasonably practicable, keep the other party hereto fully informed of the status and details (including amendments or proposed amendments) of any such request, Business Combination Proposal, or inquiry.

      Section 7.5. TELETRAK BOARD OF DIRECTORS. Teletrak's Board of Directors will take such action as may be necessary to increase the number of directors comprising the Board of Directors of Teletrak at the Effective Time to six, four of whom shall be designated by AES and two of whom shall be designated by Helm, prior to the Effective Time. Helm shall not cause, and shall use its best efforts not to permit, the removal of any of the directors designated by AES. In the event that any designee of AES shall resign or cannot otherwise continue to serve as a director, the remaining designees of AES shall designate a replacement therefor and, upon such designation, Teletrak and Helm shall use their best efforts to cause the appointment and/or election of such designated replacement to the Board of Directors.

      Section 7.6. RELATED TRANSACTIONS. Simultaneously with Closing, the Persons listed on Schedule 7.6A hereto shall purchase, and Teletrak shall sell to such Persons, in the amounts set forth next to their respective names on Schedule 7.6A an aggregate of 1,000,000 additional shares of unregistered and restricted Teletrak Common Stock and warrants ("Warrants") to purchase up to an aggregate of 500,000 shares of Teletrak Common Stock at an exercise price of $2.00 per share for a period of three years, and otherwise having such terms as are contained in the form of Warrant attached hereto as Exhibit B. Simultaneously with Closing, Herbert M. Pearlman and/or certain other management shareholders of Teletrak listed on
Schedule 7.6B hereto shall purchase, and Teletrak shall sell to such Persons, an aggregate of 250,000 unregistered and restricted shares of Teletrak Common Stock and 125,000 Warrants (collectively with purchase by the Persons set forth on Schedule 7.6A, the "Related Transactions"). The purchase price for the shares of Teletrak Common Stock and Warrants to be issued in the Related Transactions will be $0.50 in the aggregate for each share of Teletrak Common Stock and 0.5 Warrant purchased. Teletrak shall also issue 500,000 Warrants to the Old Teletrak Warrant Holders (as defined in Section 7.7 hereof) against cancellation of such persons' warrants in the amounts set forth on
Schedule 7.6C.

      Section 7.7. STOCK SPLIT; DISTRIBUTION; NAME CHANGE; FILING OF INFORMATION STATEMENT. Immediately prior to the Effective Time, Teletrak (i) shall effect a reverse stock split and recapitalization such that the total number of shares of Teletrak Common Stock outstanding immediately prior to the Effective Time will be 2,522,927 (the "Stock Split"), (ii) will distribute Warrants (the "Distribution") to all holders of record of Teletrak Common Stock at the rate of 0.5 Warrants for each share of Teletrak Common Stock outstanding (after giving effect to the Stock Split) and (iii) will effect a corporate name change (the "Name Change") to "Teletrak Environmental Systems, Inc." Teletrak and Helm shall take all actions necessary to effect the foregoing including, without limitation, Helm consenting to the Stock Split, the Distribution and the Name Change, amending the certificate of incorporation of Teletrak, preparing, filing and mailing an Information Statement pursuant to Regulation 14C and Rule 14f-1 of the Securities Exchange Act of 1934, as amended and mailing the notice required pursuant to
Section 228 of the Delaware General Corporation Law (the "Information Statement"). After giving effect to the Stock Split, the Distribution, the Related Transactions and the Merger, the capitalization of Teletrak shall be as set forth on Exhibit C hereto (the "Post-Closing Capitalization"). Helm agrees to surrender such number of shares of Teletrak Common Stock, warrants and other securities of Teletrak currently owned by Helm, and Teletrak shall take all other actions, as are necessary to achieve the Post-Closing Capitalization including, without limitation, obtaining waivers and releases of all holders of currently outstanding warrants (the "Old Teletrak Warrant Holders") to purchase Teletrak common stock in form satisfactory to AES cancelling such warrants.

      Section 7.8. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; PROVIDED, HOWEVER, that Teletrak shall pay or reimburse AES and its shareholders for their expenses if the Merger is consummated, and shall pay for the costs of printing and mailing the Information Statement, new stock certificates and related documents.

      Section 7.9. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                                   ARTICLE 8

                                  CONDITIONS

      Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that any of such conditions may be waived in writing pursuant to Section 9.5 hereof by the joint action of the parties hereto:

      (a) SHAREHOLDER APPROVAL. The AES Shareholders' Approval shall have been obtained.

      (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any Federal, state or foreign court or other legal or regulatory restraint or prohibition preventing consummation of the Merger shall have been issued and be continuing in effect, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

      (c) STATUTORY APPROVALS. The AES Statutory Approvals and the Teletrak Statutory Approvals shall have been obtained at or prior to the Effective Time.

      (d) OTC BULLETIN BOARD. The shares of Teletrak Common Stock to be issued pursuant to the Merger and this Agreement (including, without limitation, shares reserved for issuance upon exercise of the Warrants) shall have been approved for quotation on The OTC Bulletin Board.

      Section 8.2. CONDITIONS TO OBLIGATION OF TELETRAK TO EFFECT THE MERGER. The obligation of Teletrak to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions, except as any of such conditions may be waived by Teletrak in writing pursuant to Section 9.4 hereof:

      (a) PERFORMANCE OF OBLIGATIONS OF AES. AES shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AES set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for (x) changes expressly contemplated by this Agreement, and (y) such failures of representations or warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to result in a AES Material Adverse Effect.

      (c) AES REQUIRED CONSENTS. The AES Required Consents shall have been obtained.

      (d) EXEMPTION FROM SECURITIES ACT. The issuance of the Teletrak Common Stock pursuant to this Agreement shall, based upon information provided to Teletrak by AES and its shareholders, qualify as an offering exempt from registration under the Securities Act pursuant to Regulation D promulgated under Section 4(2) of the Securities Act and with the requirements of all other regulations currently in effect relating to "private offerings" of the type made by Teletrak hereunder and AES shall have distributed all materials to its shareholders which conform with and satisfy the above requirements. Any issuance by Teletrak of Teletrak Common Stock hereunder to any of the AES shareholders shall, based upon information provided by AES and its shareholders, qualify as an offering exempt from registration under the securities laws, rules and regulations of any of the Teletrak in which any of the AES shareholders reside.

      Section 8.3. CONDITIONS TO OBLIGATION OF AES TO EFFECT THE MERGER. The obligation of AES to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions, except as any of such conditions may be waived by AES in writing pursuant to Section 9.4 hereof:

      (a) PERFORMANCE OF OBLIGATIONS OF TELETRAK. Teletrak (and/or the appropriate Subsidiary) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Teletrak set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for (x) changes expressly contemplated by this Agreement and (y) such failures of representations or warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to result in a Teletrak or Helm Material Adverse Effect.

      (c) STOCK SPLIT; DISTRIBUTION; NAME CHANGE. The Stock Split, the Distribution and the Name Change shall have been effected by Teletrak and duly approved by the Teletrak shareholders.

      (d) TELETRAK REQUIRED CONSENTS. The Teletrak Required Consents shall have been obtained.

      (e) EXEMPTION FROM SECURITIES ACT. The issuance of the Teletrak Common Stock pursuant to this Agreement shall, based upon information provided to Teletrak by AES and its shareholders, qualify as an offering exempt from registration under the Securities Act pursuant to Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended, and with the requirements of all other regulations currently in effect relating to "private offerings" of the type made by Teletrak hereunder and AES shall have distributed all materials to its shareholders which conform with and satisfy the above requirements. Any issuance by Teletrak of Teletrak Common Stock hereunder to any of the AES shareholders shall, based upon information provided by AES and its shareholders, qualify as an offering exempt from registration under the securities laws, rules and regulations of any of the States in which any of the AES shareholders reside.

                                   ARTICLE 9

                      TERMINATION, AMENDMENT AND WAIVER

      Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement, only:

      (a) by mutual written consent of the Boards of Directors of AES and Teletrak;

      (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before September 30, 1998 ; PROVIDED, HOWEVER, that the right to terminate the Agreement under this
Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

      (c) by any party hereto, if any foreign, state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction or any Governmental Authority in the United States or any State shall have issued an order, judgment, decree or ruling or taken any action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment, decree or ruling shall have become final and nonappealable;

      Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either AES or Teletrak pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either AES, Teletrak or Subsidiary or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section 7.1 hereof, Section 9.1, this
Section 9.2 and ARTICLES 10 and 11 hereof shall survive the termination; PROVIDED, HOWEVER, nothing herein shall relieve any party of liability for any breach of the provisions of this Agreement.

      Section 9.3. AMENDMENT. This Agreement may be amended by the parties hereto (by action taken or authorized by their respective Boards of Directors), at any time before or after approval hereof by the shareholders of AES and prior to the Effective Time, but after such approval, no such amendment shall (i) alter or change the Ratio, (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of AES Common Stock or Teletrak Common Stock, or (iii) alter or change any term of the certificate of incorporation of Teletrak as approved by the shareholders of Teletrak, except for alterations or changes that could otherwise, by law, be adopted by the Board of Directors of Teletrak, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 9.4. WAIVER. At any time prior to the Effective Time, by action taken or authorized by their respective Boards of Directors, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for its benefit alone, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                               INDEMNIFICATION.

      Section 10.1. TELETRAK AND HELM INDEMNIFICATION. Teletrak and Helm hereby jointly and severally agree to indemnify, hold harmless and pay and reimburse AES, and its officers, directors, employees, agents and controlling persons, from and against (i) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution, or defense of the matter), which may be asserted against or sustained or incurred by any or all of the indemnified parties in connection with, arising out of or relating to any breach or alleged breach of any of the representations, warranties, agreements and covenants made by any or all of the indemnifying parties in connection with this Agreement,
(ii) any untrue or alleged untrue statement of a material fact contained in the Information Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Violation") and (iii) any and all costs and expenses (including, but not limited to, reasonable legal fees and expenses) incurred by any or all of the indemnified parties in connection with the enforcement of their rights under this Section 10 (all amounts described in preceding clauses (i), (ii) and (iii) above to be hereafter collectively referred to as "Losses").

      Section 10.2. AES INDEMNIFICATION. AES agrees to indemnify, hold harmless, pay and reimburse Teletrak and Helm and their officers, directors, employees, agents and controlling persons from and against a Violation to the extent that such Violation shall occur in respect of information furnished to Teletrak by AES expressly for use in the Information

Statement.

      Section 10.3. PARTIES FOR INDEMNIFICATION. In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other parties hereto (the "Indemnifying Parties") of such claim, action or proceeding, and such Indemnifying Parties shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Parties' own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Parties' ability to satisfy such agreement, then at the option of the Indemnifying Parties, such Indemnifying Parties may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense. So long as the Indemnifying Parties are reasonably contesting any claim in good faith, the Indemnified Party shall not pay or settle any such claim unless it shall waive any right to indemnity therefor from or by the Indemnifying Parties.

                                   ARTICLE 11

                              GENERAL PROVISIONS

      Section 11.1. SURVIVAL. The representations and warranties in this Agreement shall survive the Effective Time for a period of 18 months. The covenants and agreements contained herein shall survive indefinitely.

      Section 11.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) when delivered, if delivered personally, (ii) one day after being given if sent by reputable overnight courier service, (iii) upon being telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Teletrak, Helm or Acquisition Sub, to:

                  c/o Helm Capital Group Inc.
                  537 Steamboat Road
                  Greenwich, Connecticut  06830
                  Attn.:  Herbert M. Pearlman
                  with a copy to Clare J. Attura, Esq.

                  Facsimile No.:(203) 629-1961

         (b)      If to AES, to:

                  c/o Gould & Eberhardt
                  #2 Sutton Road

                  Webster, Massachusetts  01570-1190
                  Attn.:  Gerd Reinig

                  Facsimile No.:  (508) 949-0151

                  with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, New York  10022
                  Attn.:  Richard S. Frazer, Esq.

                  Facsimile No.:  (212)  326-0806

      Section 11.3. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles except to the extent the provisions of this Agreement are expressly governed by the MBCL.

      Section 11.4. INTERPRETATION; DEFINITIONS. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or a Section or Schedule of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other Person. The term "Subsidiary" of a Person shall mean any corporation or other Person (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity shall at the time be held, directly or indirectly, by such Person. The term "Teletrak Subsidiary" shall mean the Subsidiaries of Teletrak. The terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 405 of the Securities Act (except as otherwise specifically defined herein).

      Section 11.5. COUNTERPARTS; EFFECT. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 11.6. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of New York.

      Section 11.7. NO THIRD PARTY BENFICIARIES. Nothing contained herein is intended to or shall confer on any Person which is not a party to this Agreement any rights under this Agreement.

      Section 11.8. ASSIGMENT. Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      IN WITNESS WHEREOF, AES, Teletrak, Helm and Acquisition Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      ADVANCED ENVIRONMENTAL SYSTEMS, INC

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      HELM CAPITAL GROUP, INC.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      AES ACQUISITION CORP.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title: